FIRST AMENDMENT TO
AMENDED AND RESTATED
SECURITIES LENDING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITIES LENDING AGREEMENT (“First Amendment”) is made and entered into effective as of December 31, 2013 by and between U.S. Bank National Association (“Bank”) and Baird Funds, Inc. (“Baird”), on behalf of each of its series identified on Exhibit A attached hereto (each such series hereinafter referred to as a separate “Customer”).

WHEREAS, Bank and Baird, on behalf of certain of its series, are parties to that certain Amended and Restated Securities Lending Agreement dated as of December 10, 2010 (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        The final sentence of Section 5 of the Agreement shall hereby be deleted and replaced with the following:

“U.S. Bank shall require that the Borrower provide Collateral for Loaned Securities equal to at least 102% of the Market Value of the Loaned Securities and any accrued interest thereon as of the close of business on each preceding business day.”

2.         Exhibit A to the Agreement shall hereby be deleted and replaced by Exhibit A to this First Amendment.

3.         Exhibit D to this First Amendment shall hereby be inserted as Exhibit D to the Agreement.

4.        The Agreement, including this First Amendment, represents the entire agreement between the parties. Except as modified by this First Amendment, the Agreement remains in full force and effect according to its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have entered into this First Amendment effective as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth L. Delecki
Name:	Kenneth L. Delecki
Title:	Head of Securities Lending

BAIRD FUNDS, INC. on behalf of each
series thereof listed on Exhibit A hereto

By:	/s/ Mary Ellen Stanek
Name:	Mary Ellen Stanek
Title:	President

EXHIBIT A
LIST OF FUNDS/PORTFOLIOS

Baird LargeCap Fund
Baird Intermediate Bond Fund
Baird Aggregate Bond Fund
Baird Core Plus Bond Fund
Baird Short-Term Bond Fund
Baird MidCap Fund
Baird Ultra Short Bond Fund
Such other Funds/Portfolios that Baird Funds may establish from time to time

EXHIBIT D

CUSTOMER INFORMATION SHEET

Please provide the Bank with the following information:

Name: Baird Funds, Inc.

Tax identification number: see below
(for multiple tax identification numbers, please use the bottom half of this page)

Principal place of business:                777 East Wisconsin Avenue, Suite 2500
Milwaukee, WI 53202

State and nation of incorporation or organization: Wisconsin, USA

Address (or the address of
your registered agent) within
state of incorporation or organization: 777 East Wisconsin Avenue, MK-WI-T10F
Milwaukee, WI 53202

If multiple legal entities will be lending securities under this Customer Agreement, please list the name of each entity and its unique tax identification number below (attach additional pages if necessary):

Name	Tax ID

Baird LargeCap Fund

Baird Intermediate Bond Fund

Baird Aggregate Bond Fund

Baird Core Plus Bond Fund

Baird Short-Term Bond Fund

Baird MidCap Fund

Baird Ultra Short Bond Fund

Such other Funds/Portfolios that Baird Funds may establish from time to time